Exhibit 99.1

News Release

Trustmark Corporation Announces Third Quarter 2020 Financial Results

Performance reflects value of diversified financial services businesses

JACKSON, Miss. – October 27, 2020 – Trustmark Corporation (Nasdaq:TRMK) reported net income of $54.4 million in the third quarter of 2020, representing diluted earnings per share of $0.86.  This level of earnings resulted in a return on average tangible equity of 16.82% and a return on average assets of 1.37%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable December 15, 2020, to shareholders of record on December 1, 2020.

Third Quarter Highlights

•

Pre-tax, pre-provision income totaled $62.9 million, a linked-quarter increase of 1.4% and year-over-year increase of 26.0%.  Please refer to the Consolidated Financial Information, Footnote 9 – Non-GAAP Financial Measures.

•	Noninterest income represented 41.0% of revenue in the third quarter and increased 6.0% from the prior quarter
•	Maintained strong capital position with CET1 ratio of 11.36% and total risk-based capital ratio of 12.88%

Gerard R. Host, Chairman and CEO, stated, “Our third quarter results demonstrate the value of our diversified financial services businesses with strong performance in both our banking and noninterest lines of business.  Loans held for investment increased 6.8% year-over-year, and mortgage loan production was up over 56% year-over-year.  We experienced significant year-over-year growth in pre-tax, pre-provision income, and we maintained our solid capital base and liquidity position.  Trustmark remains committed to ensuring the safety of customers and associates and supporting local economies in this challenging environment.  We continue to focus on serving customers and creating long-term value for shareholders.”

Balance Sheet Management

•	Loans held for investment increased $187.9 million from the prior quarter and $624.1 million year-over-year
•	Gross PPP loans totaled $970.0 million at September 30, 2020
•	Noninterest bearing deposits increased $83.5 million linked-quarter and represented 30.0% of total deposits at September 30, 2020

Loans held for investment totaled $9.8 billion at September 30, 2020, reflecting an increase of 1.9% linked-quarter and 6.8% year-over-year.  The linked-quarter growth was driven primarily by construction and development loans and commercial real estate loans.  At September 30, 2020, Trustmark’s gross Paycheck Protection Program (PPP) loans totaled $970.0 million.  Net of deferred fees and costs of $25.7 million, PPP loans totaled $944.3 million.  Collectively, loans held for investment and PPP loans totaled $10.8 billion at the end of the third quarter of 2020.

Deposits totaled $13.2 billion at September 30, 2020, down $283.1 million, or 2.1%, from the prior quarter.  However, deposits are up $2.0 billion, or 17.5%, year-over-year primarily reflecting the impact of additional customer liquidity associated with PPP loans and government stimulus payments.  Interest-bearing deposit costs totaled 0.31% for the third quarter, a decrease of 6 basis points linked-quarter.  Trustmark continues to maintain an attractive, low-cost deposit base with approximately 62% of deposit balances in checking accounts.  The total cost of interest-bearing liabilities was 0.33% for the third quarter of 2020, a decrease of 6 basis points from the prior quarter.

Trustmark’s capital position remained solid, reflecting the strength and diversity of its financial services businesses.  At September 30, 2020, Trustmark’s tangible equity to tangible assets ratio was 8.68%, while the total risk-based capital ratio was 12.88%.

Credit Quality

•	Allowance for credit losses represented 1.24% of loans held for investment and 593.72% of nonperforming loans, excluding individually evaluated loans
•	Net recoveries totaled $1.1 million in the third quarter
•	Other real estate declined 11.1% from the prior quarter and 49.2% year-over-year
•	Approximately 2% of the loans held for investment portfolio remained under a concession at September 30, 2020

Allocation of Trustmark's $122.0 million allowance for credit losses on loans held for investment represented 1.20% of commercial loans and 1.41% of consumer and home mortgage loans, resulting in an allowance for credit losses to total loans held for investment of 1.24% at September 30, 2020, representing a level management considers commensurate with the present risk in the loan portfolio.  Trustmark recorded a provision for credit losses of $1.8 million in the third quarter.

Nonperforming loans totaled $53.9 million at September 30, 2020, up $3.9 million from the prior quarter and down $5.2 million year-over-year.  Other real estate totaled $16.2 million, reflecting a $2.0 million decrease from the prior quarter and down $15.7 million from the prior year.  Collectively, nonperforming assets totaled $70.1 million, reflecting a linked-quarter increase of $1.8 million and a year-over-year decrease of $20.9 million.

Revenue Generation

•	Revenue in the third quarter, excluding interest and fees on PPP loans, totaled $173.2 million, up 2.2% from the prior quarter and 12.1% year-over-year
•	Noninterest income totaled $73.7 million in the third quarter, up 6.0% from the prior quarter and 52.5% year-over-year
•	Mortgage loan production in the third quarter totaled $885.8 million, an increase of 3.8% from the prior quarter and a 56.5% increase year-over-year

Revenue in the third quarter totaled $179.9 million, up 3.1% from the prior quarter and up 14.7% from the same quarter in the prior year.  Excluding $6.7 million of interest and fees on PPP loans, revenue totaled $173.2 million in the third quarter, up 2.2% from the prior quarter and up 12.1% year-over-year.  The linked-quarter and year-over-year changes primarily reflect higher noninterest income.  Net interest income (FTE) in the third quarter totaled $109.2 million, resulting in a net interest margin of 3.03%.  Excluding PPP loans, the net interest margin totaled 3.05%, a linked-quarter decline of 9 basis points.  Continued low interest rates decreased the yield on the loans held for investment and held for sale portfolio as well as the securities portfolio and were partially offset by lower costs of interest-bearing deposits.  Relative to the prior quarter, net interest income (FTE) increased $1.2 million as a $327 thousand reduction in interest income was more than offset by a $1.5 million reduction in interest expense.

Noninterest income in the third quarter totaled $73.7 million, an increase of $4.2 million from the prior quarter and an increase of $25.4 million year-over-year.  The linked-quarter change reflects increases in mortgage banking revenue, service charges on deposit accounts and bank card and other fees.  Mortgage banking revenue before hedge ineffectiveness totaled $35.6 million in the third quarter, in line with the prior quarter.  Third quarter results include $815 thousand in positive net hedge ineffectiveness.  Mortgage loan production in the third quarter totaled $885.8 million, up $32.5 million from the prior quarter and $319.6 million from the same period in the prior year.  Gain on sale of loans, net totaled $34.5 million in the third quarter, up $394 thousand from the prior quarter.  Mortgage banking revenue totaled $36.4 million in the third quarter, up $2.7 million from the prior quarter and $28.3 million from the same period in the prior year.

Insurance revenue totaled $11.6 million in the third quarter, a seasonal decline of 2.6% from the prior quarter and an increase of 4.4% year-over-year due to higher property and casualty commissions.  Wealth management revenue in the third quarter totaled $7.7 million, in line with the prior quarter and the same period in the prior year as increases in brokerage and investment services were offset by a decline in trust management fees.

Bank card and other fees increased $1.1 million, or 14.6%, from the prior quarter, reflecting higher customer derivative revenue and interchange income.  Service charges on deposit accounts increased $1.2 million, or 18.4%, from the prior quarter as customers gradually returned to more normal pre-pandemic activities.

Noninterest Expense

•	Total expenses were $114.0 million in the third quarter, down $4.7 million, or 4.0%, from the prior quarter
•

Adjusted expenses, which excludes amortization of intangibles, ORE expense and credit losses for off-balance sheet credit exposures, increased $3.6 million, or 3.2%, from the prior quarter.  Please refer to the Consolidated Financial Information, Footnote 9 – Non-GAAP Financial Measures.

Adjusted noninterest expenses totaled $114.6 million for the third quarter, representing an increase of 3.2% from the prior quarter.  Salaries and employee benefits increased $1.2 million due to increases in salaries, commissions, and performance-based incentives.  Services and fees increased due to continued investment in technology.  Net occupancy-premises experienced a normal seasonal increase.  Other adjusted noninterest expenses rose $1.5 million principally due to loan expense related to loan volumes and a non-cash charge for the realignment of branch offices.

In the third quarter, the credit loss expense related to off-balance sheet exposures was a negative $3.0 million, a decline of $9.2 million from the prior quarter.  The decline primarily reflects improvement of the macroeconomic factors used to determine the necessary reserves for off-balance sheet exposures.  Other real estate expense, net increased $932 thousand primarily due to write-downs.  Total expenses for the third quarter declined $4.7 million, or 4.0%, from the prior quarter, as the decline in credit loss expense was partially offset by an increase in adjusted noninterest expense.

Trustmark continues to focus on identifying efficiency opportunities in operations and delivery channels as well as utilizing technology solutions to streamline processes and improve the customer experience.  Year-to-date, Trustmark has consolidated six offices across the franchise.  In addition, Trustmark is in the process of converting select drive-thru only branches to interactive teller machines which will provide extended hours for additional customer convenience while reducing servicing costs.  Trustmark remains committed to investments to promote profitable revenue growth and reallocating resources to reflect changing customer preferences.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, October 28, 2020 at 8:30 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com.  A replay of the conference call will also be available through Wednesday, November 11, 2020, in archived format at the same web address or by calling (877) 344-7529, passcode 10148374.

Trustmark is a financial services company providing banking and financial solutions through 187 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (COVID-19) pandemic, and also by the effectiveness of varying governmental responses in ameliorating the impact of the pandemic on our customers and the economies where they operate.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, the effects of the COVID-19 pandemic on the domestic and global economy, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve Board (FRB)) to mitigate its spread and economic impact, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, particularly with respect to the COVID-19 pandemic, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Louis E. Greer	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-2310

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2020
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	9/30/2020	6/30/2020	9/30/2019	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,857,050	$1,724,320	$1,570,803	$132,730	7.7%	$286,247	18.2%
Securities AFS-nontaxable	5,973	9,827	25,096	(3,854)	-39.2%	(19,123)	-76.2%
Securities HTM-taxable	608,585	655,085	778,098	(46,500)	-7.1%	(169,513)	-21.8%
Securities HTM-nontaxable	25,508	25,538	26,088	(30)	-0.1%	(580)	-2.2%
Total securities	2,497,116	2,414,770	2,400,085	82,346	3.4%	97,031	4.0%
Paycheck protection program loans (PPP)	941,456	764,416	—	177,040	23.2%	941,456	n/m
Loans (includes loans held for sale) (1)	10,162,379	9,908,132	9,436,287	254,247	2.6%	726,092	7.7%
Acquired loans (1)	—	—	82,641	—	n/m	(82,641)	-100.0%
Fed funds sold and reverse repurchases	301	113	3,662	188	n/m	(3,361)	-91.8%
Other earning assets	722,917	854,642	176,163	(131,725)	-15.4%	546,754	n/m
Total earning assets	14,324,169	13,942,073	12,098,838	382,096	2.7%	2,225,331	18.4%
Allowance for credit losses (ACL), loans held for investment (LHFI) (1)	(121,842)	(103,006)	(83,756)	(18,836)	-18.3%	(38,086)	-45.5%
Other assets	1,564,825	1,685,317	1,447,977	(120,492)	-7.1%	116,848	8.1%
Total assets	$15,767,152	$15,524,384	$13,463,059	$242,768	1.6%	$2,304,093	17.1%

Interest-bearing demand deposits	$3,669,249	$3,832,372	$3,085,758	$(163,123)	-4.3%	$583,491	18.9%
Savings deposits	4,416,046	4,180,540	3,568,403	235,506	5.6%	847,643	23.8%
Time deposits	1,507,348	1,578,737	1,753,083	(71,389)	-4.5%	(245,735)	-14.0%
Total interest-bearing deposits	9,592,643	9,591,649	8,407,244	994	0.0%	1,185,399	14.1%
Fed funds purchased and repurchases	84,077	105,696	142,064	(21,619)	-20.5%	(57,987)	-40.8%
Other borrowings	167,262	107,533	78,404	59,729	55.5%	88,858	n/m
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	9,905,838	9,866,734	8,689,568	39,104	0.4%	1,216,270	14.0%
Noninterest-bearing deposits	3,921,867	3,645,761	2,932,754	276,106	7.6%	989,113	33.7%
Other liabilities	244,544	346,173	206,091	(101,629)	-29.4%	38,453	18.7%
Total liabilities	14,072,249	13,858,668	11,828,413	213,581	1.5%	2,243,836	19.0%
Shareholders' equity	1,694,903	1,665,716	1,634,646	29,187	1.8%	60,257	3.7%
Total liabilities and equity	$15,767,152	$15,524,384	$13,463,059	$242,768	1.6%	$2,304,093	17.1%

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2020
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	9/30/2020	6/30/2020	9/30/2019	$ Change	% Change	$ Change	% Change
Cash and due from banks	$564,588	$1,026,640	$486,263	$(462,052)	-45.0%	$78,325	16.1%
Fed funds sold and reverse repurchases	50	—	—	50	n/m	50	n/m
Securities available for sale	1,922,728	1,884,153	1,553,705	38,575	2.0%	369,023	23.8%
Securities held to maturity	611,280	660,048	785,422	(48,768)	-7.4%	(174,142)	-22.2%
PPP loans	944,270	939,783	—	4,487	0.5%	944,270	n/m
Loans held for sale (LHFS)	485,103	355,089	292,800	130,014	36.6%	192,303	65.7%
Loans held for investment (LHFI) (1)	9,847,728	9,659,806	9,223,668	187,922	1.9%	624,060	6.8%
ACL LHFI (1)	(122,010)	(119,188)	(83,226)	(2,822)	-2.4%	(38,784)	-46.6%
Net LHFI	9,725,718	9,540,618	9,140,442	185,100	1.9%	585,276	6.4%
Acquired loans (1)	—	—	81,004	—	n/m	(81,004)	-100.0%
Allowance for loan losses, acquired loans (1)	—	—	(1,249)	—	n/m	1,249	-100.0%
Net acquired loans	—	—	79,755	—	n/m	(79,755)	-100.0%
Net LHFI and acquired loans	9,725,718	9,540,618	9,220,197	185,100	1.9%	505,521	5.5%
Premises and equipment, net	192,722	190,567	188,423	2,155	1.1%	4,299	2.3%
Mortgage servicing rights	61,613	57,811	73,016	3,802	6.6%	(11,403)	-15.6%
Goodwill	385,270	385,270	379,627	—	0.0%	5,643	1.5%
Identifiable intangible assets	8,142	8,895	8,345	(753)	-8.5%	(203)	-2.4%
Other real estate	16,248	18,276	31,974	(2,028)	-11.1%	(15,726)	-49.2%
Operating lease right-of-use assets	30,508	29,819	33,180	689	2.3%	(2,672)	-8.1%
Other assets	609,922	595,110	531,834	14,812	2.5%	78,088	14.7%
Total assets	$15,558,162	$15,692,079	$13,584,786	$(133,917)	-0.9%	$1,973,376	14.5%

Deposits:
Noninterest-bearing	$3,964,023	$3,880,540	$3,064,127	$83,483	2.2%	$899,896	29.4%
Interest-bearing	9,258,390	9,624,933	8,190,056	(366,543)	-3.8%	1,068,334	13.0%
Total deposits	13,222,413	13,505,473	11,254,183	(283,060)	-2.1%	1,968,230	17.5%
Fed funds purchased and repurchases	153,834	70,255	376,712	83,579	n/m	(222,878)	-59.2%
Other borrowings	178,599	152,860	76,685	25,739	16.8%	101,914	n/m
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures (1)	39,659	42,663	—	(3,004)	-7.0%	39,659	n/m
Operating lease liabilities	31,838	31,076	34,319	762	2.5%	(2,481)	-7.2%
Other liabilities	159,922	153,952	135,669	5,970	3.9%	24,253	17.9%
Total liabilities	13,848,121	14,018,135	11,939,424	(170,014)	-1.2%	1,908,697	16.0%
Common stock	13,215	13,214	13,390	1	0.0%	(175)	-1.3%
Capital surplus	231,836	230,613	257,370	1,223	0.5%	(25,534)	-9.9%
Retained earnings	1,459,306	1,419,552	1,395,460	39,754	2.8%	63,846	4.6%
Accumulated other comprehensive income (loss), net of tax	5,684	10,565	(20,858)	(4,881)	-46.2%	26,542	n/m
Total shareholders' equity	1,710,041	1,673,944	1,645,362	36,097	2.2%	64,679	3.9%
Total liabilities and equity	$15,558,162	$15,692,079	$13,584,786	$(133,917)	-0.9%	$1,973,376	14.5%

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2020
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	9/30/2020	6/30/2020	9/30/2019	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$97,429	$99,300	$116,432	$(1,871)	-1.9%	$(19,003)	-16.3%
Interest and fees on PPP loans	6,729	5,044	—	1,685	33.4%	6,729	n/m
Interest and fees on acquired loans (1)	—	—	2,309	—	n/m	(2,309)	-100.0%
Interest on securities-taxable	12,542	12,762	13,184	(220)	-1.7%	(642)	-4.9%
Interest on securities-tax exempt-FTE	301	315	485	(14)	-4.4%	(184)	-37.9%
Interest on fed funds sold and reverse repurchases	1	—	23	1	n/m	(22)	-95.7%
Other interest income	331	239	1,044	92	38.5%	(713)	-68.3%
Total interest income-FTE	117,333	117,660	133,477	(327)	-0.3%	(16,144)	-12.1%
Interest on deposits	7,437	8,730	20,385	(1,293)	-14.8%	(12,948)	-63.5%
Interest on fed funds purchased and repurchases	32	42	547	(10)	-23.8%	(515)	-94.1%
Other interest expense	688	881	830	(193)	-21.9%	(142)	-17.1%
Total interest expense	8,157	9,653	21,762	(1,496)	-15.5%	(13,605)	-62.5%
Net interest income-FTE	109,176	108,007	111,715	1,169	1.1%	(2,539)	-2.3%
Provision for credit losses, LHFI (1)	1,760	18,185	3,039	(16,425)	-90.3%	(1,279)	-42.1%
Provision for loan losses, acquired loans (1)	—	—	(140)	—	n/m	140	100.0%
Net interest income after provision-FTE	107,416	89,822	108,816	17,594	19.6%	(1,400)	-1.3%
Service charges on deposit accounts	7,577	6,397	11,065	1,180	18.4%	(3,488)	-31.5%
Bank card and other fees	8,843	7,717	8,349	1,126	14.6%	494	5.9%
Mortgage banking, net	36,439	33,745	8,171	2,694	8.0%	28,268	n/m
Insurance commissions	11,562	11,868	11,072	(306)	-2.6%	490	4.4%
Wealth management	7,679	7,571	7,691	108	1.4%	(12)	-0.2%
Other, net	1,601	2,213	1,989	(612)	-27.7%	(388)	-19.5%
Total noninterest income	73,701	69,511	48,337	4,190	6.0%	25,364	52.5%
Salaries and employee benefits	67,342	66,107	62,495	1,235	1.9%	4,847	7.8%
Services and fees	20,992	20,567	18,838	425	2.1%	2,154	11.4%
Net occupancy-premises	7,000	6,587	6,831	413	6.3%	169	2.5%
Equipment expense	5,828	5,620	5,971	208	3.7%	(143)	-2.4%
Other real estate expense, net	1,203	271	531	932	n/m	672	n/m
Credit loss expense related to off-balance sheet credit exposures (1)	(3,004)	6,242	—	(9,246)	n/m	(3,004)	n/m
Other expense	14,598	13,265	12,187	1,333	10.0%	2,411	19.8%
Total noninterest expense	113,959	118,659	106,853	(4,700)	-4.0%	7,106	6.7%
Income before income taxes and tax eq adj	67,158	40,674	50,300	26,484	65.1%	16,858	33.5%
Tax equivalent adjustment	2,969	3,007	3,249	(38)	-1.3%	(280)	-8.6%
Income before income taxes	64,189	37,667	47,051	26,522	70.4%	17,138	36.4%
Income taxes	9,749	5,517	6,016	4,232	76.7%	3,733	62.1%
Net income	$54,440	$32,150	$41,035	$22,290	69.3%	$13,405	32.7%

Per share data
Earnings per share - basic	$0.86	$0.51	$0.64	$0.35	68.6%	$0.22	34.4%

Earnings per share - diluted	$0.86	$0.51	$0.64	$0.35	68.6%	$0.22	34.4%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	63,422,692	63,416,307	64,358,540

Diluted	63,581,964	63,555,065	64,514,605

Period end shares outstanding	63,423,820	63,422,439	64,262,779

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2020
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	9/30/2020	6/30/2020	9/30/2019	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$3,860	$4,392	$2,936	$(532)	-12.1%	$924	31.5%
Florida	617	687	311	(70)	-10.2%	306	98.4%
Mississippi (2)	35,617	37,884	43,895	(2,267)	-6.0%	(8,278)	-18.9%
Tennessee (3)	13,041	6,125	10,193	6,916	n/m	2,848	27.9%
Texas	721	906	1,695	(185)	-20.4%	(974)	-57.5%
Total nonaccrual LHFI	53,856	49,994	59,030	3,862	7.7%	(5,174)	-8.8%
Other real estate
Alabama	3,725	4,766	6,501	(1,041)	-21.8%	(2,776)	-42.7%
Florida	3,665	3,665	6,983	—	0.0%	(3,318)	-47.5%
Mississippi (2)	8,718	9,408	17,646	(690)	-7.3%	(8,928)	-50.6%
Tennessee (3)	140	437	844	(297)	-68.0%	(704)	-83.4%
Texas	—	—	—	—	n/m	—	n/m
Total other real estate	16,248	18,276	31,974	(2,028)	-11.1%	(15,726)	-49.2%
Total nonperforming assets	$70,104	$68,270	$91,004	$1,834	2.7%	$(20,900)	-23.0%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$782	$807	$878	$(25)	-3.1%	$(96)	-10.9%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$121,281	$56,269	$36,445	$65,012	n/m	$84,836	n/m

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI (1)(4)	9/30/2020	6/30/2020	9/30/2019	$ Change	% Change	$ Change	% Change
Beginning Balance	$119,188	$100,564	$80,399	$18,624	18.5%	$38,789	48.2%
CECL adoption adjustments:
LHFI	—	—	—	—	n/m	—	n/m
Acquired loan transfers	—	—	—	—	n/m	—	n/m
Provision for credit losses	1,760	18,185	3,039	(16,425)	-90.3%	(1,279)	-42.1%
Charge-offs	(1,263)	(1,870)	(2,892)	607	32.5%	1,629	56.3%
Recoveries	2,325	2,309	2,680	16	0.7%	(355)	-13.2%
Net (charge-offs) recoveries	1,062	439	(212)	623	n/m	1,274	n/m
Ending Balance	$122,010	$119,188	$83,226	$2,822	2.4%	$38,784	46.6%

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$117	$526	$(329)	$(409)	-77.8%	$446	n/m
Florida	387	(127)	136	514	n/m	251	n/m
Mississippi (2)	442	(86)	391	528	n/m	51	13.0%
Tennessee (3)	42	66	(483)	(24)	-36.4%	525	n/m
Texas	74	60	73	14	23.3%	1	1.4%
Total net (charge-offs) recoveries	$1,062	$439	$(212)	$623	n/m	$1,274	n/m

(1) Excludes PPP and acquired loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.
(4) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2020
($ in thousands)
(unaudited)

	Quarter Ended					Nine Months Ended
AVERAGE BALANCES	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Securities AFS-taxable	$1,857,050	$1,724,320	$1,620,422	$1,551,358	$1,570,803	$1,734,380	$1,661,177
Securities AFS-nontaxable	5,973	9,827	22,056	23,300	25,096	12,594	32,188
Securities HTM-taxable	608,585	655,085	694,740	734,474	778,098	652,642	821,716
Securities HTM-nontaxable	25,508	25,538	25,673	25,703	26,088	25,573	27,268
Total securities	2,497,116	2,414,770	2,362,891	2,334,835	2,400,085	2,425,189	2,542,349
PPP loans	941,456	764,416	—	—	—	569,985	—
Loans (includes loans held for sale) (1)	10,162,379	9,908,132	9,678,174	9,467,437	9,436,287	9,917,127	9,246,298
Acquired loans (1)	—	—	—	77,797	82,641	—	92,645
Fed funds sold and reverse repurchases	301	113	164	184	3,662	193	12,678
Other earning assets	722,917	854,642	187,327	227,116	176,163	588,787	245,173
Total earning assets	14,324,169	13,942,073	12,228,556	12,107,369	12,098,838	13,501,281	12,139,143
ACL LHFI (1)	(121,842)	(103,006)	(85,015)	(86,211)	(83,756)	(103,355)	(82,665)
Other assets	1,564,825	1,685,317	1,498,725	1,445,075	1,447,977	1,582,888	1,454,350
Total assets	$15,767,152	$15,524,384	$13,642,266	$13,466,233	$13,463,059	$14,980,814	$13,510,828

Interest-bearing demand deposits	$3,669,249	$3,832,372	$3,184,134	$3,167,256	$3,085,758	$3,562,310	$3,012,049
Savings deposits	4,416,046	4,180,540	3,646,936	3,448,899	3,568,403	4,082,396	3,718,008
Time deposits	1,507,348	1,578,737	1,617,307	1,663,741	1,753,083	1,567,577	1,824,431
Total interest-bearing deposits	9,592,643	9,591,649	8,448,377	8,279,896	8,407,244	9,212,283	8,554,488
Fed funds purchased and repurchases	84,077	105,696	247,513	164,754	142,064	145,537	92,771
Other borrowings	167,262	107,533	85,279	79,512	78,404	120,197	83,475
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	9,905,838	9,866,734	8,843,025	8,586,018	8,689,568	9,539,873	8,792,590
Noninterest-bearing deposits	3,921,867	3,645,761	2,910,951	3,017,824	2,932,754	3,494,425	2,885,478
Other liabilities	244,544	346,173	248,220	205,786	206,091	279,517	222,404
Total liabilities	14,072,249	13,858,668	12,002,196	11,809,628	11,828,413	13,313,815	11,900,472
Shareholders' equity	1,694,903	1,665,716	1,640,070	1,656,605	1,634,646	1,666,999	1,610,356
Total liabilities and equity	$15,767,152	$15,524,384	$13,642,266	$13,466,233	$13,463,059	$14,980,814	$13,510,828

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2020
($ in thousands)
(unaudited)

PERIOD END BALANCES	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Cash and due from banks	$564,588	$1,026,640	$404,341	$358,916	$486,263
Fed funds sold and reverse repurchases	50	—	2,000	—	—
Securities available for sale	1,922,728	1,884,153	1,833,779	1,602,404	1,553,705
Securities held to maturity	611,280	660,048	704,276	738,099	785,422
PPP loans	944,270	939,783	—	—	—
Loans held for sale (LHFS)	485,103	355,089	325,389	226,347	292,800
Loans held for investment (LHFI) (1)	9,847,728	9,659,806	9,567,920	9,335,628	9,223,668
ACL LHFI (1)	(122,010)	(119,188)	(100,564)	(84,277)	(83,226)
Net LHFI	9,725,718	9,540,618	9,467,356	9,251,351	9,140,442
Acquired loans (1)	—	—	—	72,601	81,004
Allowance for loan losses, acquired loans (1)	—	—	—	(815)	(1,249)
Net acquired loans	—	—	—	71,786	79,755
Net LHFI and acquired loans	9,725,718	9,540,618	9,467,356	9,323,137	9,220,197
Premises and equipment, net	192,722	190,567	190,179	189,791	188,423
Mortgage servicing rights	61,613	57,811	56,437	79,394	73,016
Goodwill	385,270	385,270	381,717	379,627	379,627
Identifiable intangible assets	8,142	8,895	7,537	7,343	8,345
Other real estate	16,248	18,276	24,847	29,248	31,974
Operating lease right-of-use assets	30,508	29,819	30,839	31,182	33,180
Other assets	609,922	595,110	591,132	532,389	531,834
Total assets	$15,558,162	$15,692,079	$14,019,829	$13,497,877	$13,584,786

Deposits:
Noninterest-bearing	$3,964,023	$3,880,540	$2,977,058	$2,891,215	$3,064,127
Interest-bearing	9,258,390	9,624,933	8,598,706	8,354,342	8,190,056
Total deposits	13,222,413	13,505,473	11,575,764	11,245,557	11,254,183
Fed funds purchased and repurchases	153,834	70,255	421,821	256,020	376,712
Other borrowings	178,599	152,860	84,230	85,396	76,685
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures (1)	39,659	42,663	36,421	—	—
Operating lease liabilities	31,838	31,076	32,055	32,354	34,319
Other liabilities	159,922	153,952	155,283	155,992	135,669
Total liabilities	13,848,121	14,018,135	12,367,430	11,837,175	11,939,424
Common stock	13,215	13,214	13,209	13,376	13,390
Capital surplus	231,836	230,613	229,403	256,400	257,370
Retained earnings	1,459,306	1,419,552	1,402,089	1,414,526	1,395,460
Accumulated other comprehensive income (loss), net of tax	5,684	10,565	7,698	(23,600)	(20,858)
Total shareholders' equity	1,710,041	1,673,944	1,652,399	1,660,702	1,645,362
Total liabilities and equity	$15,558,162	$15,692,079	$14,019,829	$13,497,877	$13,584,786

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2020
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Nine Months Ended
INCOME STATEMENTS	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Interest and fees on LHFS & LHFI-FTE	$97,429	$99,300	$109,357	$111,383	$116,432	$306,086	$341,195
Interest and fees on PPP loans	6,729	5,044	—	—	—	11,773	—
Interest and fees on acquired loans (1)	—	—	—	2,138	2,309	—	6,235
Interest on securities-taxable	12,542	12,762	12,948	12,884	13,184	38,252	41,765
Interest on securities-tax exempt-FTE	301	315	457	484	485	1,073	1,682
Interest on fed funds sold and reverse repurchases	1	—	—	1	23	1	239
Other interest income	331	239	740	896	1,044	1,310	4,467
Total interest income-FTE	117,333	117,660	123,502	127,786	133,477	358,495	395,583
Interest on deposits	7,437	8,730	14,957	17,716	20,385	31,124	61,455
Interest on fed funds purchased and repurchases	32	42	625	504	547	699	916
Other interest expense	688	881	860	826	830	2,429	2,486
Total interest expense	8,157	9,653	16,442	19,046	21,762	34,252	64,857
Net interest income-FTE	109,176	108,007	107,060	108,740	111,715	324,243	330,726
Provision for credit losses, LHFI (1)	1,760	18,185	20,581	3,661	3,039	40,526	7,136
Provision for loan losses, acquired loans (1)	—	—	—	(2)	(140)	—	44
Net interest income after provision-FTE	107,416	89,822	86,479	105,081	108,816	283,717	323,546
Service charges on deposit accounts	7,577	6,397	10,032	10,894	11,065	24,006	31,709
Bank card and other fees	8,843	7,717	5,355	8,192	8,349	21,915	23,544
Mortgage banking, net	36,439	33,745	27,483	7,914	8,171	97,667	21,908
Insurance commissions	11,562	11,868	11,550	9,364	11,072	34,980	33,032
Wealth management	7,679	7,571	8,537	7,763	7,691	23,787	22,916
Other, net	1,601	2,213	2,307	3,451	1,989	6,121	6,358
Total noninterest income	73,701	69,511	65,264	47,578	48,337	208,476	139,467
Salaries and employee benefits	67,342	66,107	69,148	62,319	62,495	202,597	185,398
Services and fees	20,992	20,567	19,930	19,500	18,838	61,489	53,815
Net occupancy-premises	7,000	6,587	6,286	6,461	6,831	19,873	19,688
Equipment expense	5,828	5,620	5,616	5,880	5,971	17,064	17,853
Other real estate expense, net	1,203	271	1,294	1,491	531	2,768	2,415
Credit loss expense related to off-balance sheet credit exposures (1)	(3,004)	6,242	6,783	—	—	10,021	—
Other expense	14,598	13,265	14,753	14,376	12,187	42,616	39,806
Total noninterest expense	113,959	118,659	123,810	110,027	106,853	356,428	318,975
Income before income taxes and tax eq adj	67,158	40,674	27,933	42,632	50,300	135,765	144,038
Tax equivalent adjustment	2,969	3,007	3,108	3,149	3,249	9,084	9,728
Income before income taxes	64,189	37,667	24,825	39,483	47,051	126,681	134,310
Income taxes	9,749	5,517	2,607	5,537	6,016	17,873	17,796
Net income	$54,440	$32,150	$22,218	$33,946	$41,035	$108,808	$116,514

Per share data
Earnings per share - basic	$0.86	$0.51	$0.35	$0.53	$0.64	$1.71	$1.80

Earnings per share - diluted	$0.86	$0.51	$0.35	$0.53	$0.64	$1.71	$1.80

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.69	$0.69

Weighted average shares outstanding
Basic	63,422,692	63,416,307	63,756,629	64,255,716	64,358,540	63,531,478	64,755,406

Diluted	63,581,964	63,555,065	63,913,603	64,435,276	64,514,605	63,665,127	64,889,916

Period end shares outstanding	63,423,820	63,422,439	63,396,912	64,200,111	64,262,779	63,423,820	64,262,779

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2020
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Nonaccrual LHFI
Alabama	$3,860	$4,392	$4,769	$1,870	$2,936
Florida	617	687	254	267	311
Mississippi (2)	35,617	37,884	40,815	41,493	43,895
Tennessee (3)	13,041	6,125	6,153	8,980	10,193
Texas	721	906	1,001	616	1,695
Total nonaccrual LHFI	53,856	49,994	52,992	53,226	59,030
Other real estate
Alabama	3,725	4,766	6,229	8,133	6,501
Florida	3,665	3,665	4,835	5,877	6,983
Mississippi (2)	8,718	9,408	13,296	14,919	17,646
Tennessee (3)	140	437	487	319	844
Texas	—	—	—	—	—
Total other real estate	16,248	18,276	24,847	29,248	31,974
Total nonperforming assets	$70,104	$68,270	$77,839	$82,474	$91,004

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$782	$807	$708	$642	$878

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$121,281	$56,269	$43,564	$41,648	$36,445

	Quarter Ended					Nine Months Ended
ACL LHFI (1)(4)	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Beginning Balance	$119,188	$100,564	$84,277	$83,226	$80,399	$84,277	$79,290
CECL adoption adjustments:
LHFI	—	—	(3,039)	—	—	(3,039)	—
Acquired loan transfers	—	—	1,822	—	—	1,822	—
Provision for credit losses	1,760	18,185	20,581	3,661	3,039	40,526	7,136
Charge-offs	(1,263)	(1,870)	(5,545)	(4,619)	(2,892)	(8,678)	(9,862)
Recoveries	2,325	2,309	2,468	2,009	2,680	7,102	6,662
Net (charge-offs) recoveries	1,062	439	(3,077)	(2,610)	(212)	(1,576)	(3,200)
Ending Balance	$122,010	$119,188	$100,564	$84,277	$83,226	$122,010	$83,226

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$117	$526	$(1,080)	$(132)	$(329)	$(437)	$(622)
Florida	387	(127)	64	357	136	324	493
Mississippi (2)	442	(86)	126	(1,792)	391	482	(2,646)
Tennessee (3)	42	66	(2,186)	(131)	(483)	(2,078)	(577)
Texas	74	60	(1)	(912)	73	133	152
Total net (charge-offs) recoveries	$1,062	$439	$(3,077)	$(2,610)	$(212)	$(1,576)	$(3,200)

(1) Excludes PPP and acquired loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.
(4) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2020
(unaudited)

	Quarter Ended					Nine Months Ended
FINANCIAL RATIOS AND OTHER DATA	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Return on average equity	12.78%	7.76%	5.45%	8.13%	9.96%	8.72%	9.67%
Return on average tangible equity	16.82%	10.32%	7.34%	10.85%	13.31%	11.57%	13.01%
Return on average assets	1.37%	0.83%	0.66%	1.00%	1.21%	0.97%	1.15%
Interest margin - Yield - FTE	3.26%	3.39%	4.06%	4.19%	4.38%	3.55%	4.36%
Interest margin - Cost	0.23%	0.28%	0.54%	0.62%	0.71%	0.34%	0.71%
Net interest margin - FTE	3.03%	3.12%	3.52%	3.56%	3.66%	3.21%	3.64%
Efficiency ratio (1)	62.19%	62.13%	63.50%	68.08%	64.98%	62.59%	65.82%
Full-time equivalent employees	2,807	2,798	2,761	2,844	2,835

CREDIT QUALITY RATIOS (2)
Net (recoveries) charge-offs / average loans	-0.04%	-0.02%	0.13%	0.11%	0.01%	0.02%	0.05%
Provision for credit losses / average loans (3)	0.07%	0.74%	0.86%	0.15%	0.13%	0.55%	0.10%
Nonaccrual LHFI / (LHFI + LHFS)	0.52%	0.50%	0.54%	0.56%	0.62%
Nonperforming assets / (LHFI + LHFS)	0.68%	0.68%	0.79%	0.86%	0.96%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.68%	0.68%	0.78%	0.86%	0.95%
ACL LHFI / LHFI (3)	1.24%	1.23%	1.05%	0.90%	0.90%
ACL LHFI-commercial / commercial LHFI (3)	1.20%	1.15%	0.97%	0.98%	0.98%
ACL LHFI-consumer / consumer and home mortgage LHFI (3)	1.41%	1.56%	1.35%	0.61%	0.61%
ACL LHFI / nonaccrual LHFI (3)	226.55%	238.40%	189.77%	158.34%	140.99%
ACL LHFI / nonaccrual LHFI (excl individually evaluated loans) (3)	593.72%	561.04%	468.84%	410.52%	357.15%

CAPITAL RATIOS (3)
Total equity / total assets	10.99%	10.67%	11.79%	12.30%	12.11%
Tangible equity / tangible assets	8.68%	8.37%	9.27%	9.72%	9.53%
Tangible equity / risk-weighted assets	11.01%	11.09%	11.05%	11.58%	11.50%
Tier 1 leverage ratio	9.20%	9.08%	10.21%	10.48%	10.34%
Common equity tier 1 capital ratio	11.36%	11.42%	11.35%	11.93%	11.83%
Tier 1 risk-based capital ratio	11.86%	11.94%	11.88%	12.48%	12.38%
Total risk-based capital ratio	12.88%	13.00%	12.78%	13.25%	13.15%

STOCK PERFORMANCE
Market value-Close	$21.41	$24.52	$23.30	$34.51	$34.11
Book value	$26.96	$26.39	$26.06	$25.87	$25.60
Tangible book value	$20.76	$20.18	$19.92	$19.84	$19.57

(1) See Note 9 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.
(2) Excludes PPP and acquired loans.
(3) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2020
($ in thousands)
(unaudited)

Note 1 – Recently Effective Accounting Pronouncements

ASU 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” was adopted by Trustmark on January 1, 2020.  At the date of adoption, Trustmark recorded a decrease to its ACL, LHFI of $3.0 million and an increase to its ACL on off-balance sheet credit exposures of $29.6 million resulting in a one-time cumulative effect adjustment of $26.6 million ($19.9 million, net of tax) through retained earnings.

In accordance with the amendments of ASU 2016-13, Trustmark estimates the ACL using relevant available information, from internal and external sources, relating to past events, current conditions and reasonable and supportable forecasts including the COVID-19 pandemic effects.  Trustmark uses a third-party software application to calculate the quantitative portion of the ACL using a methodology and assumptions specific to each loan pool.  The qualitative portion of the ACL is based on general economic conditions and other internal and external factors affecting Trustmark as a whole as well as specific LHFI.  The total quantitative and qualitative portions of the ACL reflect Management’s expectations of future conditions based on reasonable and supportable forecasts.

Based upon the factors discussed above, during the third quarter of 2020, Trustmark recorded a provision for credit losses of $1.8 million and a negative credit loss expense related to off-balance sheet credit exposures of $3.0 million compared to a provision for credit losses of $18.2 million and a credit loss expense related to off-balance sheet credit exposures of $6.2 million recorded during the second quarter of 2020.

Upon adoption of FASB ASC Topic 326, Trustmark elected to account for its existing acquired loans as purchased credit deteriorated loans included within the LHFI portfolio.  As a result, acquired loans of $72.6 million, as well as the necessary calculated allowance of $1.8 million, were transferred during the first quarter of 2020.  The acquired loans and related allowance transferred were acquired in the BancTrust Financial Group, Inc. merger on February 13, 2013.  LHFI presented in prior periods exclude acquired loans and thus may not be comparable to the current period presentation.

In accordance with FASB ASC Subtopic 326-20, “Financial Instruments – Credit Losses – Measured at Amortized Cost,” Trustmark has developed an allowance for credit losses methodology effective January 1, 2020, which replaces its previous allowance for loan losses methodology.  The ACL for LHFI is adjusted through the provision for credit losses and reduced by the charge off of loan amounts, net of recoveries.  Prior periods present the allowance for loan losses and provision for loan losses methodology under the incurred loss model and thus may not be comparable to the current period presentation.

Trustmark’s estimated allowance for credit losses on securities available for sale and held to maturity under ASU 2016-13 was deemed immaterial due to the composition of these portfolios.  Both portfolios consist primarily of U.S. government agency guaranteed mortgage-backed securities for which the risk of loss is minimal.  Therefore, Trustmark did not recognize a cumulative effect adjustment through retained earnings related to the available for sale or held to maturity securities.

Trustmark has elected the five-year phase-in transition period related to adopting the CECL methodology for its regulatory capital.

Note 2 - Paycheck Protection Program

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the CARES Act), a stimulus package intended to provide relief to businesses and consumers in the United States struggling as a result of the pandemic, was signed into law. A provision in the CARES Act included a $349 billion fund for the creation of the Paycheck Protection Program (PPP) through the Small Business Administration (SBA) and Treasury Department. The PPP is intended to provide loans to small businesses to pay their employees, rent, mortgage interest and utilities. PPP loans are forgivable, in whole or in part, if the proceeds are used for payroll and other permitted purposes in accordance with the requirements of the PPP. If not forgiven, in whole or in part, these loans carry a fixed rate of 1.00% per annum with payments deferred for the first six months of the loan. Originally, the loans carried a term of two years under SBA rules implemented by the CARES Act, but a June 5, 2020 amendment to the CARES Act provided for a five-year minimum loan term for loans made beginning as of such date, and permitted lenders and borrowers to mutually agree to amend existing two-year loans to have terms of five to ten years. The loans are 100% guaranteed by the SBA. The SBA pays the originating bank a processing fee ranging from 1.0% to 5.0%, based on the size of the loan.

At September 30, 2020, Trustmark had outstanding 9,691 PPP loans totaling $944.3 million (net of $25.7 million of deferred fees and costs) with an average loan size of $100 thousand.  Due to amount and nature of the PPP loans, these loans were not included in the LHFI portfolio and are presented separately in the accompanying consolidated balance sheets. The PPP loans are fully guaranteed by the SBA; therefore, no ACL was estimated for these loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2020
($ in thousands)
(unaudited)

Note 3 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations	$19,011	$19,898	$21,190	$22,327	$24,697
Obligations of states and political subdivisions	8,315	11,176	23,572	25,465	35,001
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	62,156	69,637	71,971	69,252	63,391
Issued by FNMA and FHLMC	1,279,919	1,121,604	967,329	713,356	589,962
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	500,858	574,940	634,075	658,226	705,601
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	52,469	86,898	115,642	113,778	135,053
Total securities available for sale	$1,922,728	$1,884,153	$1,833,779	$1,602,404	$1,553,705

SECURITIES HELD TO MATURITY
U.S. Government agency obligations	$—	$—	$—	$3,781	$3,770
Obligations of states and political subdivisions	31,605	31,629	31,758	31,781	31,806
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	8,244	10,306	10,492	10,820	10,994
Issued by FNMA and FHLMC	78,213	86,346	91,971	96,631	102,048
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	399,400	435,333	463,175	485,324	510,770
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	93,818	96,434	106,880	109,762	126,034
Total securities held to maturity	$611,280	$660,048	$704,276	$738,099	$785,422
At September 30, 2020, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity previously transferred from securities available for sale totaled approximately $9.7 million ($7.3 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 98.4% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

Note 4 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE (1)	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Loans secured by real estate:
Construction, land development and other land loans	$1,385,947	$1,277,277	$1,136,389	$1,162,791	$1,135,999
Secured by 1-4 family residential properties	1,775,400	1,813,525	1,852,065	1,855,913	1,820,455
Secured by nonfarm, nonresidential properties	2,707,627	2,610,392	2,575,422	2,475,245	2,442,308
Other real estate secured	887,792	884,815	838,573	724,480	668,667
Commercial and industrial loans	1,398,468	1,413,255	1,476,777	1,477,896	1,491,367
Consumer loans	160,960	161,620	170,678	175,738	176,894
State and other political subdivision loans	935,349	931,536	938,637	967,944	978,456
Other loans	596,185	567,386	579,379	495,621	509,522
LHFI	9,847,728	9,659,806	9,567,920	9,335,628	9,223,668
ACL LHFI	(122,010)	(119,188)	(100,564)	(84,277)	(83,226)
Net LHFI	$9,725,718	$9,540,618	$9,467,356	$9,251,351	$9,140,442
(1)	See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2020
($ in thousands)
(unaudited)

Note 4 – Loan Composition (continued)

The following table presents the LHFI composition by region at September 30, 2020 and reflects each region’s diversified mix of loans:

	September 30, 2020
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,385,947	$417,037	$106,909	$323,508	$25,941	$512,552
Secured by 1-4 family residential properties	1,775,400	124,666	38,269	1,524,234	77,201	11,030
Secured by nonfarm, nonresidential properties	2,707,627	679,817	283,629	998,294	183,620	562,267
Other real estate secured	887,792	253,180	6,133	409,377	6,095	213,007
Commercial and industrial loans	1,398,468	183,024	23,617	717,164	302,111	172,552
Consumer loans	160,960	24,262	6,481	108,193	18,789	3,235
State and other political subdivision loans	935,349	86,610	37,106	623,607	37,366	150,660
Other loans	596,185	83,526	14,878	389,907	80,180	27,694
Loans	$9,847,728	$1,852,122	$517,022	$5,094,284	$731,303	$1,652,997

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$77,787	$17,880	$23,659	$29,991	$1,246	$5,011
Development	72,903	24,010	6,155	30,424	5,264	7,050
Unimproved land	102,092	25,890	20,007	25,866	11,084	19,245
1-4 family construction	241,737	111,104	21,856	70,073	7,560	31,144
Other construction	891,428	238,153	35,232	167,154	787	450,102
Construction, land development and other land loans	$1,385,947	$417,037	$106,909	$323,508	$25,941	$512,552

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$415,168	$142,452	$38,484	$133,673	$26,868	$73,691
Office	257,143	66,829	27,215	83,379	12,230	67,490
Hotel/motel	343,854	137,960	101,206	53,507	40,181	11,000
Mini-storage	120,173	20,676	3,572	56,772	405	38,748
Industrial	216,231	57,102	12,327	41,895	1,124	103,783
Health care	45,835	12,865	11,729	18,634	395	2,212
Convenience stores	16,214	3,366	—	3,223	392	9,233
Nursing homes/senior living	65,903	28,197	—	12,051	7,084	18,571
Other	61,932	4,608	7,167	17,054	6,120	26,983
Total non-owner occupied loans	1,542,453	474,055	201,700	420,188	94,799	351,711

Owner-occupied:
Office	180,968	43,521	41,440	52,219	9,359	34,429
Churches	106,979	22,981	7,213	52,590	10,501	13,694
Industrial warehouses	165,356	13,234	2,869	50,088	16,784	82,381
Health care	127,692	17,162	4,975	101,319	2,462	1,774
Convenience stores	120,909	15,874	7,899	70,654	580	25,902
Retail	69,764	15,119	6,655	26,636	6,275	15,079
Restaurants	59,955	4,088	4,492	34,295	15,658	1,422
Auto dealerships	46,629	7,664	284	12,278	26,403	—
Nursing homes/senior living	181,803	61,368	—	120,435	—	—
Other	105,119	4,751	6,102	57,592	799	35,875
Total owner-occupied loans	1,165,174	205,762	81,929	578,106	88,821	210,556
Loans secured by nonfarm, nonresidential properties	$2,707,627	$679,817	$283,629	$998,294	$183,620	$562,267

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2020
($ in thousands)
(unaudited)

Note 5 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Nine Months Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Securities – taxable	2.02%	2.16%	2.25%	2.24%	2.23%	2.14%	2.25%
Securities – nontaxable	3.80%	3.58%	3.85%	3.92%	3.76%	3.76%	3.78%
Securities – total	2.05%	2.18%	2.28%	2.27%	2.26%	2.17%	2.28%
PPP loans	2.84%	2.65%	—	—	—	2.76%	—
Loans - LHFI & LHFS	3.81%	4.03%	4.54%	4.67%	4.90%	4.12%	4.93%
Acquired loans	—	—	—	10.90%	11.08%	—	9.00%
Loans - total	3.73%	3.93%	4.54%	4.72%	4.95%	4.05%	4.97%
Fed funds sold & reverse repurchases	1.32%	—	—	2.16%	2.49%	0.69%	2.52%
Other earning assets	0.18%	0.11%	1.59%	1.57%	2.35%	0.30%	2.44%
Total earning assets	3.26%	3.39%	4.06%	4.19%	4.38%	3.55%	4.36%

Interest-bearing deposits	0.31%	0.37%	0.71%	0.85%	0.96%	0.45%	0.96%
Fed funds purchased & repurchases	0.15%	0.16%	1.02%	1.21%	1.53%	0.64%	1.32%
Other borrowings	1.19%	2.09%	2.35%	2.32%	2.35%	1.78%	2.29%
Total interest-bearing liabilities	0.33%	0.39%	0.75%	0.88%	0.99%	0.48%	0.99%

Net interest margin	3.03%	3.12%	3.52%	3.56%	3.66%	3.21%	3.64%
Net interest margin excluding PPP and acquired loans	3.05%	3.14%	3.52%	3.52%	3.61%	3.23%	3.60%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding PPP and acquired loans, which equals reported net interest income-FTE excluding interest income on PPP and acquired loans, annualized, as a percent of average earning assets excluding average PPP and acquired loans.

The net interest margin excluding PPP and acquired loans totaled 3.05% for the third quarter of 2020, a decrease of 9 basis points when compared to the second quarter of 2020.  Continued low interest rates decreased the yield on the loans held for investment and held for sale portfolio as well as the securities portfolio and were partially offset by lower costs of interest-bearing deposits.

Note 6 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $815 thousand during the third quarter of 2020.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Nine Months Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Mortgage servicing income, net	$5,742	$5,893	$5,819	$5,854	$5,688	$17,454	$17,029
Change in fair value-MSR from runoff	(4,590)	(4,214)	(2,607)	(2,950)	(3,569)	(11,411)	(8,885)
Gain on sales of loans, net	34,472	34,078	14,339	7,984	9,799	82,889	22,312
Mortgage banking income before hedge ineffectiveness	35,624	35,757	17,551	10,888	11,918	88,932	30,456
Change in fair value-MSR from market changes	60	(3,159)	(23,999)	4,048	(8,054)	(27,098)	(25,126)
Change in fair value of derivatives	755	1,147	33,931	(7,022)	4,307	35,833	16,578
Net positive (negative) hedge ineffectiveness	815	(2,012)	9,932	(2,974)	(3,747)	8,735	(8,548)
Mortgage banking, net	$36,439	$33,745	$27,483	$7,914	$8,171	$97,667	$21,908

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2020
($ in thousands)
(unaudited)

Note 7 – Salaries and Employee Benefit Plans

Early Retirement Program

In January 2020, Trustmark announced a voluntary early retirement program for associates age 60 and above with five or more years of continuous service. The cost of this program is reflected in a one-time, pre-tax charge of approximately $4.4 million (salaries and benefits of $4.3 million and other miscellaneous expense of $102 thousand; or $0.05 per basic share net of tax) in Trustmark’s first quarter 2020 earnings. The pre-tax salary and employee benefits expense savings resulting from the implementation of the early retirement program are expected to total approximately $2.9 million ($0.03 per basic share net of tax) and $4.0 million ($0.05 per basic share net of tax) for the remainder of 2020 and for the year ended 2021, respectively.

Note 8 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended					Nine Months Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Partnership amortization for tax credit purposes	$(1,457)	$(1,205)	$(1,161)	$(1,630)	$(1,994)	$(3,823)	$(6,014)
Increase in life insurance cash surrender value	1,755	1,696	1,722	1,802	1,814	5,173	5,400
Other miscellaneous income	1,303	1,722	1,746	3,279	2,169	4,771	6,972
Total other, net	$1,601	$2,213	$2,307	$3,451	$1,989	$6,121	$6,358

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended					Nine Months Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Loan expense	$3,485	$2,954	$2,799	$2,968	$2,886	$9,238	$8,586
Amortization of intangibles	752	736	812	1,002	1,021	2,300	3,114
FDIC assessment expense	1,410	1,590	1,590	1,450	1,400	4,590	4,994
Other miscellaneous expense	8,951	7,985	9,552	8,956	6,880	26,488	23,112
Total other expense	$14,598	$13,265	$14,753	$14,376	$12,187	$42,616	$39,806

Note 9 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also, there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2020
($ in thousands except per share data)
(unaudited)

Note 9 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Nine Months Ended
		9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,694,903	$1,665,716	$1,640,070	$1,656,605	$1,634,646	$1,666,999	$1,610,356
Less: Goodwill		(385,270)	(383,081)	(380,671)	(379,627)	(379,627)	(383,016)	(379,627)
Identifiable intangible assets		(8,550)	(7,834)	(8,049)	(7,882)	(8,706)	(8,146)	(9,660)
Total average tangible equity		$1,301,083	$1,274,801	$1,251,350	$1,269,096	$1,246,313	$1,275,837	$1,221,069

PERIOD END BALANCES
Total shareholders' equity		$1,710,041	$1,673,944	$1,652,399	$1,660,702	$1,645,362
Less: Goodwill		(385,270)	(385,270)	(381,717)	(379,627)	(379,627)
Identifiable intangible assets		(8,142)	(8,895)	(7,537)	(7,343)	(8,345)
Total tangible equity	(a)	$1,316,629	$1,279,779	$1,263,145	$1,273,732	$1,257,390

TANGIBLE ASSETS
Total assets		$15,558,162	$15,692,079	$14,019,829	$13,497,877	$13,584,786
Less: Goodwill		(385,270)	(385,270)	(381,717)	(379,627)	(379,627)
Identifiable intangible assets		(8,142)	(8,895)	(7,537)	(7,343)	(8,345)
Total tangible assets	(b)	$15,164,750	$15,297,914	$13,630,575	$13,110,907	$13,196,814
Risk-weighted assets	(c)	$11,963,269	$11,539,157	$11,427,297	$11,002,877	$10,935,018

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$54,440	$32,150	$22,218	$33,946	$41,035	$108,808	$116,514
Plus: Intangible amortization net of tax		564	552	609	752	766	1,725	2,336
Net income adjusted for intangible amortization		$55,004	$32,702	$22,827	$34,698	$41,801	$110,533	$118,850
Period end common shares outstanding	(d)	63,423,820	63,422,439	63,396,912	64,200,111	64,262,779

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		16.82%	10.32%	7.34%	10.85%	13.31%	11.57%	13.01%
Tangible equity/tangible assets	(a)/(b)	8.68%	8.37%	9.27%	9.72%	9.53%
Tangible equity/risk-weighted assets	(a)/(c)	11.01%	11.09%	11.05%	11.58%	11.50%
Tangible book value	(a)/(d)*1,000	$20.76	$20.18	$19.92	$19.84	$19.57

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,710,041	$1,673,944	$1,652,399	$1,660,702	$1,645,362
CECL transition adjustment (3)		32,647	32,693	26,476	—	—
AOCI-related adjustments		(5,684)	(10,565)	(7,698)	23,600	20,858
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(371,345)	(371,342)	(367,825)	(365,738)	(365,741)
Other adjustments and deductions for CET1 (2)		(6,770)	(7,352)	(6,269)	(5,896)	(6,671)
CET1 capital	(e)	1,358,889	1,317,378	1,297,083	1,312,668	1,293,808
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,418,889	$1,377,378	$1,357,083	$1,372,668	$1,353,808

Common equity tier 1 capital ratio	(e)/(c)	11.36%	11.42%	11.35%	11.93%	11.83%

(1)	Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)	Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.
(3)	See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2020
($ in thousands except per share data)
(unaudited)

Note 9 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-tax pre-provision income during the periods presented:

			Quarter Ended					Nine Months Ended
			9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019

Net interest income (GAAP)			$106,207	$105,000	$103,952	$105,591	$108,466	$315,159	$320,998
Noninterest income (GAAP)			73,701	69,511	65,264	47,578	48,337	208,476	139,467
Pre-tax pre-provision revenue		(a)	$179,908	$174,511	$169,216	$153,169	$156,803	$523,635	$460,465

Noninterest expense (GAAP)			$113,959	$118,659	$123,810	$110,027	$106,853	$356,428	$318,975
Less:	Voluntary early retirement program		—	—	(4,375)	—	—	(4,375)	—
Credit loss expense related to off-balance sheet credit exposures			3,004	(6,242)	(6,783)	—	—	(10,021)	—
Adjusted noninterest expense (Non-GAAP)		(b)	$116,963	$112,417	$112,652	$110,027	$106,853	$342,032	$318,975

Pre-tax pre-provision income (Non-GAAP)		(a)-(b)	$62,945	$62,094	$56,564	$43,142	$49,950	$181,603	$141,490

The following table presents adjustments to net income and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented:

	Quarter Ended				Nine Months Ended
	9/30/2020		9/30/2019		9/30/2020		9/30/2019
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS

Net Income (GAAP)	$54,440	$0.86	$41,035	$0.64	$108,808	$1.71	$116,514	$1.80

Significant non-routine transactions (net of taxes):

Voluntary early retirement program	—	—	—	—	3,281	0.05	—	—
Net Income adjusted for significant
non-routine transactions (Non-GAAP)	$54,440	$0.86	$41,035	$0.64	$112,089	$1.76	$116,514	$1.80

	Reported (GAAP)	Adjusted	Reported (GAAP)	Adjusted	Reported (GAAP)	Adjusted	Reported (GAAP)	Adjusted
		(Non-GAAP)		(Non-GAAP)		(Non-GAAP)		(Non-GAAP)
Return on average equity	12.78%	n/a	9.96%	n/a	8.72%	8.97%	9.67%	n/a
Return on average tangible equity	16.82%	n/a	13.31%	n/a	11.57%	11.89%	13.01%	n/a
Return on average assets	1.37%	n/a	1.21%	n/a	0.97%	1.00%	1.15%	n/a

n/a - not applicable

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2020
($ in thousands)
(unaudited)

Note 9 – Non-GAAP Financial Measures (continued)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended					Nine Months Ended
			9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019

	Total noninterest expense (GAAP)		$113,959	$118,659	$123,810	$110,027	$106,853	$356,428	$318,975
Less:	Other real estate expense, net		(1,203)	(271)	(1,294)	(1,491)	(531)	(2,768)	(2,415)
	Amortization of intangibles		(752)	(736)	(812)	(1,002)	(1,021)	(2,300)	(3,114)
	Voluntary early retirement program		—	—	(4,375)	—	—	(4,375)	—
	Credit loss expense related to off-balance sheet exposures		3,004	(6,242)	(6,783)	—	—	(10,021)	—
	Charitable contributions resulting in state tax credits		(375)	(375)	(375)	—	—	(1,125)	—
	Adjusted noninterest expense (Non-GAAP)	(c)	$114,633	$111,035	$110,171	$107,534	$105,301	$335,839	$313,446

	Net interest income (GAAP)		$106,207	$105,000	$103,952	$105,591	$108,466	$315,159	$320,998
Add:	Tax equivalent adjustment		2,969	3,007	3,108	3,149	3,249	9,084	9,728
	Net interest income-FTE (Non-GAAP)	(a)	$109,176	$108,007	$107,060	$108,740	$111,715	$324,243	$330,726

	Noninterest income (GAAP)		$73,701	$69,511	$65,264	$47,578	$48,337	$208,476	$139,467
Add:	Partnership amortization for tax credit purposes		1,457	1,205	1,161	1,630	1,994	3,823	6,014
	Adjusted noninterest income (Non-GAAP)	(b)	$75,158	$70,716	$66,425	$49,208	$50,331	$212,299	$145,481

	Adjusted revenue (Non-GAAP)	(a)+(b)	$184,334	$178,723	$173,485	$157,948	$162,046	$536,542	$476,207

	Efficiency ratio (Non-GAAP)	(c)/((a)+(b))	62.19%	62.13%	63.50%	68.08%	64.98%	62.59%	65.82%